                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference into the Registration Statements on Form S-3 (Nos. 333-74442, 333-63190, 333-38578, 333-34412, 333-31983,33-47127,
333-03719, 333-71457, 333-52973) and related prospectuses and the Registration Statement on Form S-8 (No. 333-59780) of our report dated April 8, 2003, with respect to the consolidated financial statements of Sedona Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 14, 2003